UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2007

ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL2
(Exact name of issuing entity as specified in its charter)

ACE Securities Corp.
(Exact name of depositor as specified in its charter)

DB Structured Products, Inc.
(Exact name of sponsor as specified in its charter)

Delaware	333-141008-09	56-2088493
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6525 Morrison Blvd., Suite 318, Charlotte, North Carolina	28211
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 704-365-0569

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

Description of the Certificates and the Mortgage Pool

On August 20, 2007, a series of certificates, entitled ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL2, Asset Backed Pass-Through Certificates (the “Certificates”), were issued pursuant to a pooling and servicing agreement, dated as of July 1, 2007 (the “Agreement”), attached hereto as Exhibit 4.1, among ACE Securities Corp. as depositor (the “Depositor”), Wells Fargo Bank, National Association as master servicer and securities administrator, Ocwen Loan Servicing, LLC as a servicer, GMAC Mortgage, LLC, as a servicer and HSBC Bank USA, National Association as trustee (the “Trustee”). The Certificates consist of five (5) classes of certificates (collectively, the “Certificates”), designated as the “Class A Certificates”, “Class CE-1 Certificates”, “Class CE-2 Certificates”, “Class P Certificates” and “Class R Certificates”. The Certificates evidence in the aggregate the entire beneficial ownership interest in a trust fund (the “Trust Fund”), consisting of a pool of mortgage loans (the “Mortgage Pool”) of conventional, one- to four- family, fixed rate, second lien mortgage loans having original terms to maturity not greater than approximately 30 years (the “Mortgage Loans”). The Mortgage Pool consists of Mortgage Loans having an aggregate principal balance of approximately $196,525,112 as of July 1, 2007 (the “Cut-off Date”). The Mortgage Loans were purchased pursuant to the Mortgage Loan Purchase Agreement, dated August 20, 2007, between DB Structured Products, Inc. as seller and the Depositor (the “Mortgage Loan Purchase Agreement”). The Class A Certificates were sold by Depositor pursuant to the Second Amended and Restated Underwriting Agreement, dated June 24, 1999, as amended and restated to and including January 25, 2006, between the Depositor and Deutsche Bank Securities Inc. (“DBSI”), and the Terms Agreement, dated August 17, 2007 between the Depositor and DBSI (together, the “Underwriting Agreement”).

The Class A Certificates have the following initial Certificate Principal Balances and Pass-Through Rates:

Class	Initial Certificate Principal Balance(1)	Pass-Through Rate	Scheduled Final Maturity Date
A	$127,741,000	One-Month LIBOR + 0.70%(2)(3)	May 25, 2037
______________________
(1)	Approximate.
(2)
The pass-through rate for each class of Offered Certificates will be subject to the applicable Net WAC Pass-Through Rate as described in this prospectus supplement under “Description of the Certificates-Pass-Through Rates.”

(3)	After the first possible optional termination date, the margins applicable to the Class A Certificates will increase by 50%.

The Class A Certificates and the Mortgage Loans are more particularly described in the Prospectus Supplement, dated August 17, 2007 (the “Prospectus Supplement”), and the Prospectus, dated May 9, 2007, as previously filed with the Securities and Exchange Commission pursuant to Rule 424(b). The Class CE-1 Certificates, Class CE-2 Certificates, Class P Certificates and Class R Certificates have not been and will not be publicly offered by the Depositor. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Prospectus Supplement.

Item 9.01 Financial Statements and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits

Exhibit No.	Description

4.1
Pooling and Servicing Agreement, dated as of July 1, 2007, by and among ACE Securities Corp., as Depositor, Ocwen Loan Servicing, LLC, as a Servicer, GMAC Mortgage, LLC, as a Servicer, Wells Fargo Bank, National Association, as Master Servicer and Securities Administrator and HSBC Bank USA, National Association, as Trustee relating to the Series 2007-SL2 Certificates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 6, 2007

ACE SECURITIES CORP.

By: /s/ Evelyn Echevarria
Name: Evelyn Echevarria
Title: Vice President

By: /s/ Doris Hearn
Name: Doris Hearn
Title: Vice President

Index to Exhibits

Exhibit No.	Description	Sequentially Numbered Page

4.1	Pooling and Servicing Agreement, dated as of July 1, 2007, by and among ACE Securities Corp., as Depositor, Ocwen Loan Servicing, LLC, as a Servicer, GMAC Mortgage, LLC, as a Servicer, Wells Fargo Bank, National Association, as Master Servicer and Securities Administrator and HSBC Bank USA, National Association, as Trustee relating to the Series 2007-SL2 Certificates.	7